                                                                    Exhibit 21.1

               List of Subsidiaries of United Agri Products, Inc.
               --------------------------------------------------

   EXACT NAME OF REGISTRANT AS          STATE OR OTHER JURISDICTION OF
    SPECIFIED IN ITS CHARTER            INCORPORATION OR ORGANIZATION

AG-CHEM, Inc.                           Maryland

Balcom Chemicals, Inc.                  Colorado

UAP 23, Inc.                            Delaware

UAP 27, Inc.                            Delaware

Cropmate Company                        Delaware

CSK Enterprises, Inc.                   Delaware

GAC 26, Inc.                            Nebraska

Genmarks, Inc.                          Delaware

Grower Service Corporation (New York)   New York

HACO, Inc.                              Illinois

Loveland Industries, Inc.               Colorado

Loveland Products, Inc.                 Colorado

Midwest Agriculture Warehouse Co.       Nebraska

Ostlund Chemical Co.                    North Dakota

Platte Chemical Co.                     Nebraska

Pueblo Chemical & Supply Co.            Colorado

Ravan Products, Inc.                    Georgia

S.E. Enterprises, Inc.                  Delaware

Snake River Chemicals, Inc.             Idaho

Transbas, Inc.                          Tennessee

Tri-River Chemical Company, Inc.        Washington

Tri-State Delta Chemicals, Inc.         Mississippi

UAP Receivables Corporation             Delaware

UAP 22, Inc.                            Texas

UAP/GA AG Chem, Inc.                    Georgia

UAPLP, Inc.                             Delaware

United Agri Products-Florida, Inc.      Florida

United Agri Products Financial          Colorado
Services, Inc.

Verdicon, Inc.                          Delaware

YVC, Inc.                               Montana

United Agri Products Canada, Inc.       Canada

2326396 Canada, Inc.                    Canada